                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                            --------------------

                                  FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the

                       Securities Exchange Act of 1934



Date of Report:                                                  July 22, 1996
(Date of earliest event reported):                              (July 12, 1996)
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The New Iberia Bancorp, Inc.
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(Exact name of registrant as specified in charter)

Louisiana                         0-13307                      72-0969631
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(State or other            (Commission File No.)             (IRS Employer
jurisdiction of                                              Identification No.
incorporation)


800 South Lewis Street, New Iberia, Louisiana                       70560
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(Address of principal executive offices)                          (Zip Code)

(318) 365-6761
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(Registrant's telephone number, including area code)

None
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(Former name or former address, if changed since last report)

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Item 1.  Changes in Control of Registrant

                 On July 12, 1996, The New Iberia Bancorp, Inc. Concerned Shareholders Group (the "Group"), shareholders of The New Iberia Bancorp, Inc. (the "Company") owning approximately 25.4% of the issued and outstanding common stock of the Company, filed a Schedule 13D with the Securities and Exchange Commission in which the members of the Group stated their intention to cooperate as a group to oppose a proposed merger of the Company with and into Whitney Holding Corporation ("Whitney"). To the extent the formation of the Group and/or the filing of the Schedule 13D constitutes a change in control of the Company, the Company hereby makes this disclosure.

                 In making the following disclosures, the Company has relied upon information set forth in the Schedule 13D filed by the Group with the Securities and Exchange Commission on July 12, 1996.

(a)

         Members of The New Iberia Bancorp, Inc. Concerned Shareholders Group:

                 Anna Louise S. Allain

                 Richard S. Allain, Sr.

                 Roy J. Breaux, Jr.

                 Mrs. Roy Breaux, Sr.

                 Royce E. Breaux

                 Roy Breaux, Jr. & R.C. Breaux Trust,
                          James W. Schwing, Sr., Trustee

                 Benedict Jacques Broussard

                 Daniel S. Broussard

                 Edwin S. Broussard III

                 Estate of George Patout Broussard

                 Flora Therese Schwing Broussard

                 George P. Broussard, Jr.

                 Kenneth J. S. Broussard





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                 Thomas S. Broussard, Sr.

                 Alice C. Porter

                 Henry D. Porter

                 Lena Savoy Maumus, Usufruct,
                          c/o Aline Compton Porter

                 Pat Dougherty,
                          Henriette S. Dougherty, Usufruct

                 Henriette S. Dougherty

                 Margaret Ann Robbins Labiche

                 John Thomas Robbins

                 Alton P. Lassalle

                 Alfred W. Lasalle

                 Harriet Minvielle Lasalle

                 Ruel Robbins and Mary Robbins

                 Mary S. Robbins

                 Ruel Howard Robbins, Jr.

                 James W. Schwing, Sr.

                 James W. Schwing, Sr. Employee Trust

                 Paul Schwing

                 Pierre F. Schwing

                 Susan M. Schwing

                 Gregory Robert Olivier Dekeyzer

                 Frankie Olivier Patout

                 Frederic F. Ric Patout

                 Alfred Granger, Jr.





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         Amount and Source of Consideration used by the Group:

                          The Group stated in its 13D filing that it did not
                 anticipate that any additional shares of common stock would be purchased by the Group or the individual members thereof.

         Basis of the Control:

                          If the Group is deemed to have control of the
                 Company, the basis of the control is the 25.4% of the common stock of the Company owned by the individual members of the Group and the intention of the members of the Group to act cooperatively to oppose a proposed merger of the Company with and into Whitney.

         Date and Description of Transaction That Resulted in Change in
         Control:

                          The Schedule 13D was filed by the Group with the
                 Securities and Exchange Commission on July 12, 1996. The individual members of the Group executed an Agreement for Filing of Schedule 13D on July 11, 1996. In that agreement the members of the Group authorized a Schedule 13D to be prepared and filed in the name of the Group to provide notice that the individual members of the Group had an unwritten understanding that they would undertake joint action in opposition to the proposed merger of the Company with and into Whitney.

         Percentage of Voting Securities Beneficially Owned by the Members of the Group:

                          Approximately 25.4% of the issued and outstanding
                 common stock of the Company.

         Identity of Person From Whom Control Was Assumed:

                          Not applicable.





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(b)      Information Required by Item 403(c) of Regulation S-K:

                          The formation of the Group, the execution of the
                 Agreement for Filing of Schedule 13D and/or the filing of the
                 Schedule 13D by the Group may have resulted in a change in control of the Company or may at a subsequent date result in a change in control of the Company.

Item 5.  Other Events

                 The Company and Whitney have terminated their negotiations for the acquisition of the Company and its wholly-owned subsidiary, The New Iberia Bank, by Whitney and its wholly-owned subsidiary, Whitney National Bank. The parties were unable to agree on all of the terms of a definitive agreement and related documents. On July 12, 1996, a group of shareholders owning approximately 25% of the issued and outstanding stock of the Company filed a
Schedule 13D with the Securities and Exchange Commission in which they said they would actively oppose the acquisition. (See Item 1.) A vote of 2/3 of the outstanding stock of the Company would have been required to approve the merger.

Item 7.  Exhibits

                 99.1     Press release dated July 16, 1996.





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                                   SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        THE NEW IBERIA BANCORP, INC.
                                        (Registrant)


Date:  July 19, 1996                    By: /s/ LEONARD J. FREYOU
                                           ---------------------------------
                                           Name: Leonard J. Freyou
                                                ----------------------------
                                           Title: Sr. Vice President/Cashier
                                                 ---------------------------




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                               INDEX TO EXHIBITS


EXHIBIT
NUMBER                           DESCRIPTION
- -------                          -----------
  99.1                    Press release